                                                                    EXHIBIT 21.1

                    INFORMATION MANAGEMENT RESOURCES, INC.


                             LIST OF SUBSIDIARIES
                             --------------------

     The subsidiaries of the Registrant are as follows:


Information Management Resources (India) Limited      Organized in India
Information Management Resources (U.K.) Limited*      Organized in the United
                                                      Kingdom

     Each company does business in the name listed above.

______________________
* Joint Venture